Exhibit 99.1

CONFIDENTIAL

Via Email
October 12, 2006
Kalahari Limited
c/o Susan Abrahams, CEO
3684 Stewart Road
Suite A-2
Atlanta, GA 30340

NON-BINDING
DEAL TERMS - REVISED v.3.3
SUBJECT TO CONTRACT (save paragraph 11)

Dear Ms. Abrahams, et al,

Proposed acquisition of Kalahari Limited (“Kalahari”, “Sellers”, or the “Company”) by Health Sciences Group, Inc. (“HESG” or the “Buyer”).

Following from our conversations and the information we have received to date, this letter serves to confirm the interest of Health Sciences Group, Inc., a Delaware corporation, or any subsidiary entity thereof, in acquiring the assets (the “Assets”) and assuming certain of the liabilities of Kalahari Limited, a Georgia Sub-Chapter S corporation (“Acquisition”) and financing of the same ("Investment").

The arrangements outlined in this letter are subject to contract and its terms are not intended to create any legal or binding obligation except for the provisions of paragraph 11 which are intended to create legally binding obligations. Accordingly, any party shall be entitled to terminate negotiations at any time and in such event, no party shall have any obligation or liability on any account whatsoever to the other parties or their advisers except as provided by paragraph 11.

Health Sciences Group, Inc. is a publicly-held company trading on the NASDAQ OTCBB with the ticker symbol: HESG. HESG’s overall strategy is to expand the business globally as a premier health and wellness organization. We see Kalahari and yourselves as playing a key role in this strategy, bringing shared vision, complementary product categories, established and growing distribution channels and operational expertise.

1.	CONSIDERATION

The total consideration for the Acquisition is entirely based on an “earn-out” basis and will be determined by the following formula to be paid as follows:

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Stock Payment (“Earn-out Shares”)

Shares of HESG common stock shall be issued to the Sellers based upon the financial results over a 3-year period post transaction close as follows:

(i)
For fiscal year ending on December 31, 2007, shares equivalent to 9x 2007 EBITDA (Earning Before Interest, Taxes, Depreciation and Amortization) divided by the 20 day VWAP (Volume Weighted Average Price) of HESG common stock at year-end; plus

(ii)	For fiscal year ending on December 31, 2008, 7x 2008 EBITDA divided by the 20 day VWAP of HESG common stock at year-end; plus

(iii)	For fiscal year ending on December 31, 2009, 5x 2009 EBITDA divided by the 20 day VWAP of HESG common stock at year-end.

If the projections submitted by Kalahari management are achieved, the value of the consideration paid for the Assets could total a minimum of $9.6 million in aggregate over the 3-year period. The consideration will be paid to Sellers post transaction close after a full financial audit is performed for each of the respective periods.

Registration of Stock
Earn-out Shares shall have demand and piggy-back registration rights, the terms of which shall be mutually agreed upon. At the time the first traunche of Earn-out Shares are earned, these Shares shall be piggy-backed onto a registration statement which HESG may be preparing to file at the time, else a registration statement shall be prepared and filed specifically for the Earn-out Shares within 90 days after they have been earned (as defined in paragraph 1).

2.	CAPITAL INVESTMENT

The Buyer shall commit to a minimum Investment of $1,000,000 in working capital to be disbursed to the Company, the maximum of $125,000 to be used for the extinguishment of certain liabilities at the time of close and the balance of which shall be used for its current operations, including debt service of outstanding liabilities. Timing of the Investment shall be governed by the success of the Buyer’s financing efforts which is expected to commence upon the signing of this term sheet and continuing for the next 30 to 45 days and up to, and through, the simultaneous Closing of the Acquisition. All subsequent use of capital for the purpose of debt extinguishment shall be governed by fiscal prudence and mutually agreed to by the management of the Buyer and Company.

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Thereafter and during a period of one (1) year after Closing of the Acquisition, the Buyer shall commit an additional investment of $1,000,000 in working capital (“Additional Investment”) to be disbursed to the Company according to a mutually agreed upon schedule for use in its operations and expansion of its business. Any changes in the amount of the Additional Investment must be mutually agreed to by the Sellers.

3.	BRIDGE LOANS

HESG shall endeavour to secure bridge financing prior to the close of the Acquisition. Should HESG be successful in securing capital in advance of the Acquisition Close, proceeds may be loaned to Kalahari for the purpose of maintaining operations (and not for the purpose of extinguishing liabilities) and shall be credited against the Investment made by HESG at the time of Acquisition Close. However, should the Acquisition fail to consummate, then all proceeds advanced to Kalahari as a loan shall be repaid subject to terms of mutually agreed upon note.

Starting on the date of this letter and through and up to the Acquisition Close, any proceeds loaned to Kalahari, other than those advanced by HESG, but subject to approval by HESG, may be repaid to the respective lenders at the time Acquisition Close. Loaned amounts shall be credited against the Investment made by HESG at the time of Acquisition Close.

4.	ASSUMPTION OF LIABILITIES

Buyer will also assume certain of Company's operating liabilities, including vendor payables as stated on Annex I (attached hereto), net of what is extinguished at the time of Closing (the “Continuing Liabilities”). Timing and amounts for extinguishment of Continuing Liabilities to be mutually agreed to by management of Buyer and Company.

With respect to personal assets pledged by Ned Fitch as collateral for the line of credit with a principal balance of $149,625 at the date of this letter, HESG, in conjunction with Mr. Fitch and the management of the Buyer and the Company, shall replace the collateral with Company assets or extinguish the line of credit within 90 days of Closing.

5.	EMPLOYMENT AGREEMENTS

David Abrahams and Susan Abrahams shall each enter into an employment agreement for executive level roles with the Company for a term of not less than two (2) years and receive a reasonable compensation package to include a competitive base salary with bonuses, benefits and HESG’s stock option grants subject to agreed upon milestones and financial metrics to include, but not limited to, revenue, EBITDA, and earnings. Option amounts, vesting periods and strike prices shall be subject to key milestones established by mutual agreement and presented in the definitive agreement.

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Signing Bonus
David Abrahams and Susan Abrahams shall receive a grant of HESG common stock valued at $25,000 each, registered on the Buyer’s Employee Stock Option Plan and granted at the time of signing the employment agreement.

6.	CONSULTING AGREEMENT

Ned Fitch shall enter into a consulting agreement with the Buyer, or its subsidiary, for a term of three (3) years, cancellable at any time by HESG, or its subsidiary, with 30 day written notice. Duties and responsibilities shall be mutually agreed upon at the time of engagement. Ned’s compensation under the consulting agreement shall be not less than $5,000 per month. Should HESG, or its subsidiary, terminate the Fitch consulting agreement prior to the end of the term, then Mr. Fitch shall receive a continuing payment of $1,500 per month for the balance of term.

7.	PRINCIPAL CONDITIONS PRECEDENT

The arrangements outlined in this letter and, insofar as appropriate, the formal legal agreement to be entered into by the parties will be conditional, inter alia, on the following:-

(a)
a due diligence exercise on the Company being carried out to the satisfaction of the Buyer, including the Buyer receiving a satisfactory accountants’ report on the Company and the completion of all such other reports and investigations by the Buyer’s other professional advisers as the Buyer may decide upon;

(b)	formal board approval;

(c)	there being no material discrepancies in the financial information provided to the Buyer to date;

(d)	assignment of one Board seat to Kalahari shareholders on the HESG Board for a term to extend through the earn-out period; and

(e)	simultaneous close of a financing of not less than $1 million by Buyer, unless otherwise mutually agreed to by the Sellers.

8.	ACCOUNTANTS INVESTIGATION

The Sellers will permit the Buyer’s accountants, to have access to the books and records of the Company for the purpose of reviewing and reporting on the affairs of the Company. The Sellers will procure that the Buyer and its accountants and legal advisers are provided with satisfactory answers to all questions which they may reasonably raise and given access to or copies of all documents which are relevant to their review subject to them having signed an appropriate confidentiality undertaking.

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9.	DOCUMENTATION AND TIMETABLE

The arrangements referred to in this letter will be included in a formal legal agreement between, inter alia, the Sellers and the Buyer which will be prepared by the Buyer’s attorneys, Richardson & Patel, LLC and will be governed by Delaware law. It is the intention of the Buyer to complete this transaction on or before November 30, 2006.

10.	TERMS OF THE SALE AND PURCHASE AGREEMENT

(a)	Seller Warranties and Indemnities

The agreement will contain all agreed warranties and indemnities from the Sellers consistent with a transaction of this size and nature concerning, inter alia, title to all the assets (including, without limitation, intellectual property and real property) of the Company, preparation and accuracy of the accounts of the Company, the conduct of business and taxation affairs, the position and status as regards their employees, net asset position, etc.

(b)	Buyer Warranties and Indemnities

The agreement will contain all agreed warranties and indemnities from the Buyer concerning its operations including, without limitation, the accuracy of the accounts of its, the conduct of business and taxation affairs, the position and status as regards their employees, net asset position, etc.

(c)	Non-Competition Covenants

The agreement will impose restrictive covenants upon the Sellers for a period of 3 years, which means that they will not be able to invest in or set up a competing business etc. for such period.

11.	EXCLUSIVITY

In consideration of the Buyer incurring the expense of instructing its accountants and attorneys to commence their investigations and to proceed with negotiations, the Sellers hereby jointly and severally (and as a separate obligation) the Company undertake to the Buyer, with the intention that such undertakings shall constitute a legal obligation binding on the Sellers, as follows:-

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(a)
To procure that any negotiations with third parties for a merger of the Company with or into another entity, the sale or other disposal of a majority of the outstanding shares in the Company or of any material part of the business or assets of the Company or for the issue of shares in the Company or any member of the Group (any such event being referred to as a “Sale” in this paragraph 11), are discontinued immediately. Expressly excluded is the Seller’s efforts currently being undertaken to secure financing for its operations (a “Financing”);

(b)
For a period from and inclusive of the date on which this letter is countersigned by the Sellers (the “Agreed Period”) until November 30, 2006 or such earlier date as the Buyer shall notify the Sellers that it does not intend to proceed with the Acquisition not to initiate, solicit, enter into or take part in any discussions, negotiations or arrangements for or anticipating a Sale to or with any entity other than the Buyer or for all or any part of the business or assets to be put under joint ownership or control or to become subject to any joint venture arrangement, restriction pledge or other encumbrance (but excluding a Financing as set forth above);

(c)
During the Agreed Period not to make available (or permit to be made available by any employee, agent or advisor) any information of any nature whatsoever to third parties with whom the Sellers or the Company or their respective advisers may have previously had discussions or other contact in relation to a proposed Sale (but not a Financing);

(d)
During the Agreed Period not actively to respond to any proposal or offer from any other person relating to a proposed purchase of the Assets (whether solicited or unsolicited prior to the Agreed Period) (other than to reject the same) or give to any other person any information (not being information publicly available) about the Company or directly or indirectly enter into any agreement or arrangement with any other person with respect to such a proposal or offer (whether or not such proposal or offer would take place during or after the Agreed Period);

(e)
To notify the Buyer immediately in writing of any approach (but without any obligation to identify the person making the approach) that is made to the Sellers (or any of them) with a view to the Sellers entering into or continuing with any negotiations of the sort referred to in sub-paragraph (a) or (b) above;

(f)	The Mutual Non-disclosure Agreement by and between Buyer and Sellers dated as of September 5, 2006 shall remain in full force and effect upon the execution of this letter pursuant to its terms;

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If there is a breach by the Sellers of any of the foregoing provisions of this paragraph 11 during the Agreed Period, we shall be entitled to withdraw from our review by written notice to the Sellers at the address stated above and if as a result of such breach we shall suffer loss we shall be entitled to receive payment from you of an amount equal to the fees, commissions and expenses which shall have been incurred (including those already incurred at the date hereof) by us up to the date on which we become aware of such breach in relation to the review and any concurrent negotiations and which we may become liable to pay or reimburse up to a maximum of $10,000.

In consideration of the Sellers incurring the expense of instructing their accountants and solicitors in connection with the Investment, the Buyer hereby undertakes to the Sellers and the Company with the intention that such undertakings shall constitute a legal obligation binding on the Buyer that:

(g)
In the event that the approval of the shareholders of the Buyer is required in order for the Buyer to effect the Acquisition and Investment and such approval is not obtained within 45 days of signing the agreement for the Acquisition and Investment, the Sellers shall be entitled to receive payment from the Buyer of an amount equal to the fees, commissions and expenses (but excluding any personal tax advice or services) which shall have been incurred (including those already incurred at the date hereof) by them in relation to the Investment and any concurrent negotiations and which the Sellers may become liable to pay or reimburse up to a maximum of $10,000.

12.	REMEDIES

This agreement shall be governed by and interpreted in accordance with the corporate laws of Delaware. The parties agree that any dispute arising under this agreement shall be resolved exclusively by arbitration. Both parties expressly consent to the exclusive jurisdiction therein. In no event shall either part be liable for any incidental or consequential damages.

13.	COSTS

Save as provided in paragraph 11, each party shall bear its own costs of and incidental to the investigation of the Company and the negotiation and completion of the proposed sale and purchase of the Assets, except that Sellers’ legal and accounting expenses up to a maximum of $40,000 shall be paid from the Investment at Closing (which amount is in addition to the amount of payables to be paid at Closing as set forth in Section 2 hereof).

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Please confirm your agreement to and acceptance of the terms and conditions set out above by signing and returning the enclosed copy of this letter.

Regards,

…………………………………….
Stuart A. Gold, CEO

For and on behalf of
Health Sciences Group, Inc.

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ANNEX I

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[On duplicate:]

We hereby agree to and accept the terms of your letter to us dated ………………… 2006, a copy of which is set out above.

SELLERS

_______________________ Susan F. Abrahams CEO _______________________ David Abrahams _______________________ Edward Fitch	_______________________ Print name _______________________ Print name _______________________ Print name

Date: ……………………2006